Exhibit 10.1

SHARE PURCHASE AGREEMENT

by and among

ENTRAVISION COMMUNICATIONS CORPORATION

as Seller

IKIGAI MES, S.L.U.

WUSTCO, S.L.U.

as Buyers

and

ADSMURAI, S.L.

as the Company

Dated as of 6 May 2024

share PURCHASE AGREEMENT

On one side

Entravision Communications Corporation, a company validly incorporated under the Laws of the State of Delaware (U.S.A.), with corporate address at 2425 Olympic Blvd., Suite 6000 West, Santa Monica, California 90404, United States of América and registered with the Companies Registry under number 95-4783236, as represented by Ms. Carolina Naranjo Marcos, of legal age, holder of National Identity Card number [____], in her capacity as attorney-in-fact duly authorised by virtue of the power of attorney granted on 26 April 2024 by Entravisión before the Notary Public of Santa Monica (California) [____], in force (“Entravision” or the “Seller”).

On the other side

Ikigai Mes, S.L.U., a company validly incorporated under the Laws of Spain with corporate address at Barcelona (08032), [____], registered at the Commercial Registry of Barcelona, and with Tax ID Code number [____], as represented by Mr. Marc Elena Soler, holder of National Identity Card number [____], in his capacity as sole director by virtue of the incorporation public deed executed before the Public Notary of Barcelona, [____], on 15 September 2021, under number 3085 of his official records (“Ikigai”).

Wustco, S.L.U., a company validly incorporated under the Laws of Spain with corporate address at Barcelona (08005), [____], registered at the Commercial Registry of Barcelona, and with Tax ID Code number [____], as represented by Mr. Otto Christof Wüst Acedo, holder of National Identity Card number [____], in his capacity as sole director by virtue of the incorporation public deed executed before the Public Notary of Barcelona, [____], on 15 January 2020, under number 85 of his official records (“Wustco”).

And on the other side

Adsmurai, S.L. is a company validly incorporated under the Laws of Spain with corporate address at Paseo de Gracia 40, pl. 3ª, 08007 Barcelona, registered at the Commercial Registry of Barcelona, and with Tax ID Code number [____], as represented by IKIGAI MES, S.L.U., who is likewise represented by Mr. Marc Elena Soler, holder of National Identity Card number [____]and WUSTCO, S.L.U., who is likewise represented by Mr. Otto Christof Wüst Acedo, holder of National Identity Cart number [____], acting both as duly authorized representatives, (“Adsmurai” or the “Company”).

Ikigai and Wustco shall be referred jointly as the “Buyers” or the “Founders”. The Buyers, the Seller and Adsmurai are collectively referred to herein as “Parties” and each of them individually as a “Party”.

RECITALS

I.
Whereas pursuant to the Purchase Agreement dated 3 April, 2023, Entravision purchased the shares representing 51% of the share capital of Adsmurai from Onnbo (as defined in the Transaction Documents) as detailed on Exhibit I attached herein (the “EVC Shares”) formalized into notarial deed (escritura pública) on the same date (the “Purchase Agreement”).

II.
As a single act (en unidad de acto) and on the same date, the Parties executed and formalized into notarial deed (escritura pública) the following agreements: (i) a Shareholders Agreement that regulates the relationships of the Founders and the Seller as shareholders of the Company (the “Shareholders’ Agreement”); (ii) an options agreement by virtue of which the Founders and Entravision were granted with certain put and call options over the shares that each of them own in the Company (the “Options Agreement”); (iii) a credit line agreement by virtue of which Entravision granted to the Founders a credit line for a total amount of EUR 12,348,344.72, i.e. an amount of EUR 7,355,000 (the “Initial Amount”) and an additional amount of EUR 4,993,344.72 (the “Additional Amount”) (the “Credit Line Agreement”); and (iv) an amendment to the non-competition agreement of the signed on August 4th, 2022 (the “Non-Competition Agreement”) (collectively the “Transaction Documents”).

III.
Whereas, notwithstanding the rights and obligations subscribed between the Parties in the Transaction Documents, (i) the Buyers desire to acquire the EVC Shares from Entravision, and Entravision desires to transfer the EVC Shares to the Buyers; and (ii) the Parties desire to terminate the Transaction Documents, on the terms and subject to the conditions set forth herein.

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants, and agreements set forth in this Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties have agreed to execute this document (the “Agreement”),

ARTICLE 1.
DEFINITIONS. PURPOSE

1.1
Definitions. Capitalized terms used herein and not otherwise defined herein have the meanings ascribed to such terms in the Purchase Agreement, the Shareholders Agreement, the Options Agreement, the Credit Line Agreement and the Non-Competition Agreement, respectively.

1.2
Purpose. The purpose of this Agreement is to set forth (i) the terms and conditions pursuant to which, on the Closing Date, the Seller shall sell and transfer to the Buyers, and the Buyers shall purchase and acquire from the Seller in consideration of payment of the EVC Shares Purchase Price (as defined below), the EVC Shares (the “Transaction”) and (ii) certain other agreements reached by the Parties in respect of the Transaction including the termination of the Credit Line Agreement.

ARTICLE 2.
PURCHASE AND SALE

2.1
Purchase and Sale of the EVC Shares. On the Closing Date (as defined below), each of the Buyers shall each purchase from Entravision, and Entravision shall sell, transfer, assign and deliver to each of the Buyers, 50% of the EVC Shares (i.e. 244,141 EVC Shares per Founder), free and clear of all Liens.

2.2
Purchase Price.

2.2.1
Amount. In full consideration for the transfer of the EVC Shares and for the termination of the Credit Line Agreement, the Buyers shall pay an aggregate amount of EUR 15,000,000 to Entravision (the “Buy-out Amount”) representing: (i) prepayment of all the amount outstanding under the Credit Line Agreement (i.e., as of the date hereof, including interest, a total amount of EUR 12,961,029.05 (the “Credit Line Repayment Amount”); and (ii) the remainder of the payment of the Buy-out Amount as the price of sale of the EVC Shares to the Founders (i.e., an amount equal to EUR 2,038,970.95 (the “EVC Shares Purchase Price”).

2.2.2 Payment. The Buy-out Amount shall be payable to Entravision according to the following:

(i)
a wire payment of EUR 10,000,000 (the “First Tranche Buy-out Amount”). The First Tranche Buy-out Amount shall be allocated as follows:

(a) EUR 2,038,970.95 corresponds to the EVC Shares Purchase Price; and

(b) EUR 7,961,029.05 corresponds to the Credit Line Amount.

(ii)
a deferred amount payable to Entravision of EUR 5,000,000 that corresponds to the outstanding amount of the Credit Line Agreement (the “Deferred Buy-out Amount”). The Deferred Buy-out Amount shall be paid within six months as of the date of this Agreement.
ARTICLE 3.
CLOSING AND DELIVERIES

3.1
The Closing shall take place at the offices of the Notary of Barcelona, Mr. [____] (the “Notary”) on the date hereof or on such other date as may be mutually agreed upon in writing by the Parties (the “Closing Date”).

3.2
Closing Actions. The Parties acknowledge and agree that it is a requirement for the sale and purchase of the EVC Shares to be completed that all the below actions to be carried out on the Closing Date pursuant to this Clause 3.2, and all documents to be executed or delivered hereunder, are effectively completed and executed or delivered simultaneously (en unidad de acto) on the date hereof:

3.2.1 The Parties shall grant before the Notary a public deed pursuant to which (i) the Parties formalize (elevación a público) this Agreement into public deed, (ii) the Seller, acknowledges satisfaction of the First Tranche Buy-out Amount provided that the First Tranche Buy-out Amount is paid up on the Closing Date, (iii) the Seller transfers ownership and deliver the EVC Shares to the Buyers and the Buyers, in turn, acquire and receive the EVC Shares; and (iv) the Company grants in favour of Entravision the First Demand Guarantee (as defined below) to guarantee payment of the Deferred Buy-out Amount (the “Public Deed”);

3.2.2 The Parties shall sign and deliver, or cause to be delivered, to the other Parties, as applicable, the following items:

(i)
original public deed titles of ownership with respect to the EVC Shares to record in said titles the transfer of the EVC Shares to the Buyer;
(ii)
powers of attorney sufficient for the execution of this Agreement and the termination of the Transaction Agreements;
(iii)
a certificate issued by the secretary with the approval of the chairman of the Company (with their signatures duly notarized), certifying with reference to the Company’s Registry Book of Shareholders (Libro Registro de Socios) (A) the ownership of the EVC Shares, (B) that the EVC Shares are free from any Liens, and (C) that all requirements for the transfer of the EVC Shares to the Buyers set forth by Law, the Company’s bylaws and any relevant agreement have been duly complied with;
(iv)
the transfer of the EVC Shares shall be recorded in the Company’s Registry Book of Shareholders;
(v)
a General Shareholders’ meeting in the Company shall be held with universal nature adopting, the following resolutions: (i) resignation of the current Board members of the Company, (ii) appointment of new management body;
(vi)
delivery by the Seller of resignation letters duly signed by the members of the Board of Directors and secretary of the Company;
(vii)
delivery by the Buyers of discharge letters for the benefit of the director(s) undertaking, in the absence of fraud or gross negligence, not to bring any direct action against them for any past action in their condition as director in relation to the management of the Company; and

(viii)
the Parties shall terminate the Transaction Documents and the cancellation of the Option rights over the shares of the Company shall be recorded in the Company’s Registry Book of Shareholders.

ARTICLE 4.
REPRESENTATIONS AND WARRANTIES OF THE seller

The Seller represents and warrants to the Buyers as follows:

4.1
Authority, Validity and Enforceability. The Seller has the requisite power and authority to execute, deliver and perform its obligations under this Agreement. This Agreement has been duly executed and delivered by the Seller and, assuming due authorization, execution and delivery by the Buyers, represent the legal, valid and binding obligation of the Seller enforceable against it in accordance with its respective terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation, fraudulent conveyance and other similar Laws and principles of equity affecting creditors’ rights and remedies generally (the “General Enforceability Exceptions”). No further action on the part of the Seller is or will be required in connection with the transactions contemplated by this Agreement.

4.2
Title to EVC Shares. The Seller (a) is the record and legal owner of the EVC Shares as set forth on Exhibit I, (b) has full power, right, and authority, and any approval required by Law, where applicable, to make and enter into this Agreement and to sell, transfer, assign, convey and deliver the EVC Shares to the Buyers, and (c) has good and marketable title to such EVC Shares free and clear of all Liens. Upon the consummation of the transactions contemplated by this Agreement in accordance with the terms hereof, at the Closing Date, the Buyers will each of them acquire good and valid title to 50% of the EVC Shares free and clear of all Liens.

4.3
No Conflict. Neither the execution of this Agreement, nor the performance by the Seller of its obligations hereunder or thereunder will (a) violate or conflict with any Law or Order applicable to any of them or by which any of its properties or assets are bound, (b) violate, conflict with or result in a breach or termination of, or otherwise give any Person additional rights or compensation under, or the right to terminate or accelerate, or the loss of a material benefit under, or constitute (with notice or lapse of time, or both) a default under the terms of any Contract to which the Seller is a party or by which any of its assets or properties are bound or (c) result in the creation or imposition of any Lien with respect to, or otherwise have an adverse effect upon, the EVC Shares.

4.4
Litigation. There is no Proceeding pending or, to the knowledge of the Seller, threatened against, relating to or involving the Seller which could reasonably be expected to adversely affect the Seller’s ability to consummate the transactions contemplated by this Agreement.

ARTICLE 5.
REPRESENTATIONS AND WARRANTIES OF THE BUYERs

Each of the Buyers jointly but not severally (mancomunadamente) represents and warrants to the Seller as follows:

5.1
Existence and Good Standing. Each of the Buyers is a limited liability company duly organized, validly existing and in good standing under the Laws of Spain. Each of them has full entity power and authority to carry on its business as it is currently being conducted and to own, operate and hold under lease its assets and properties as, and in the places where, such assets and properties are currently owned, operated and held. None of the Buyers (i) has been declared insolvent or bankrupt and no action or request is pending to declare it insolvent or bankrupt, (ii) has filed for insolvency, pre-insolvency or bankruptcy and (iii) is insolvent, bankrupt, unable to pay its debts when and as they fall due or in the process of dissolution, liquidation, compulsory administration, recovery or suspension of payments.

5.2
Authority. Each of the Buyers, respectively, has the requisite power and authority to execute, deliver and perform its obligations under this Agreement.

5.3
Validity and Enforceability. This Agreement has been duly executed and delivered by the Buyers and, assuming due authorization, execution and delivery by the Seller, represent the legal, valid and binding obligation of the Buyers, enforceable against them in accordance with their respective terms, subject to the General Enforceability Exceptions. Each of the Buyers has the requisite right, power, authority and capacity to execute and deliver and to perform its obligations under this Agreement. The execution and delivery by the Buyers of this Agreement to which the Buyers are party, and the performance of the transactions provided herein and therein, have been duly and validly authorized by all necessary corporate actions of each of the Buyers. No further action on the part of any of the Buyers is or will be required in connection with the transactions contemplated by this Agreement.

5.4
No Conflict. Neither the execution of this Agreement nor the performance by the Buyers of their respective obligations hereunder or thereunder will (i) violate or conflict with any of the Buyers’ organizational documents, (ii) conflict with or violate any Law or Order applicable to each of the Buyers (with or without notice or lapse of time or both), or by which any of their respective properties or assets is bound, (iii) violate or conflict with, constitute a breach of or default under, result in the loss of any benefit under, permit the acceleration of any obligation under or create in any party the right to terminate, modify or cancel, (A) any Contract, will, permit, franchise, license or other instrument applicable to each of the Buyers, or (B) any Order of any Governmental Authority to which each of the Buyers is a party or by which any of its respective assets or properties are bound or (iv) conflict with or violate any arbitration award applicable to each of the Buyers.

5.5
Litigation. There is no Proceeding pending or, to the knowledge of the Buyers, threatened against, relating to or involving the Buyers or the Company which could reasonably be expected to adversely affect the Buyer’s ability to consummate the transactions contemplated by this Agreement.
ARTICLE 6.
FIRST DEMAND GUARANTEE

6.1
First Demand Guarantee. Without prejudice to the personal liability of the Founders, the Company grants in favor of Entravision, who accepts it, a first demand guarantee – garantía a primera demanda, (the “First Demand Guarantee”) jointly and severally (solidariamente) with the Founders, guaranteeing with respect to the Founders and towards Entravision, the fulfilment of any payment obligations assumed and/or to be assumed by the Founders by virtue of this Agreement in relation exclusively to the Deferred Buy-out Amount. A Spanish version of this First Demand Guarantee is attached hereto as Exhibit 6.1 for the purposes of its notarization and such Exhibit shall, in case of any inconsistency with this Article, prevail for all purposes and be considered as integral part of this Agreement.
6.2
This First Demand Guarantee shall extend to any extensions, renewals, novation or modifications of any kind that may occur with respect to the obligations of the Founders contained in this Agreement, for which reason this First Demand Guarantee shall remain in force until the total extinction of the obligations contracted by the Founders in this Agreement, and of any others that may replace or substitute them.
6.3
The Company expressly acknowledges that this First Demand Guarantee is configured as a first demand guarantee and not as a bond as provided for in articles 1.822 and following of the Civil Code, and therefore the benefits of order (orden), excussio (exclusión) and division (división) that Spanish law grants to guarantors do not apply. Accordingly, Entravision may, at its sole discretion and indistinctly (indistintamente), claim payment, in whole or in part, of any amounts owed by the Founders under the guaranteed obligations, from the Company, the Founders or all of them simultaneously and joint and severally (solidariamente), without the need to claim payment or bring any prior action against any of them. Notwithstanding the foregoing, in no event will any claims made and any payments thereunder unjustly enrich Entravision by exceeding the total amounts due in connection thereto under the guaranteed obligations.

Therefore, the obligations assumed by the Company by virtue of this First Demand Guarantee are joint and several, autonomous and abstract in nature, such that they shall not be affected and shall remain in full force and effect, even in the event that any of the obligations guaranteed by the same should be null and void at source or subsequently annulled, including on the occasion of a bankruptcy situation affecting the Founders.

6.4
Any payment claims or payment request by Entravision, either individually or jointly, for payment of the Founders' obligations under this First Demand Guarantee will take place in the manner and at the address for notification purposes set forth in Clause 10.9 below.
6.5
The total or partial payment of any amount claimed by Entravision under this First Demand Guarantee, either individually or jointly, will be made by the Company in Euros by bank transfer in immediately available and freely transferable funds, free of any withholdings or deductions and costs or commissions of any nature, to the account indicated by Entravision for such purpose in the corresponding payment request made pursuant to Clause 6.3 above, within a maximum period of ten (10) Business Days from the date of receipt of the payment request made by Entravision, whether individually or jointly.
6.6
The Company indicates for the practice of any notification, and specifically that provided for in Article 572 of the Spanish Civil Procedure Law (Código Civil), the address indicated in Clause 10.9 below, accepting as competent jurisdiction the one indicated in Clause 10.12 of this Agreement.
6.7
The Company expressly and irrevocably waives the right to object to any kind of exception or set-off against Entravision.
6.8
The Company may not assign, in whole or in part, its obligations under this First Demand Guarantee to any third party without Entravision's prior express written consent.
6.9
The partial payments made by the Company in compliance with its obligation under this First Demand Guarantee shall not entitle it to subrogate to the right of Entravision against the Founders as long as Entravision has not been fully repaid of all the amounts due under the guaranteed obligations.
6.10
In the event of execution of this First Demand Guarantee and following the provisions of Articles 572 et seq. of Law 1/2000, of Civil Procedure (Ley de Enjuiciamiento Civil), the Parties agree that the settlement of the amounts owed by the Company will be unilaterally made and certified by Entravision according to the information in Entravision's accounting records. In this regard, the Company may not object to the settlement made and certified by Entravision unless there is a manifest error in such calculation, notified in writing to Entravision within a maximum period of 5 Business Days from the date of receipt of the certificate of settlement of the amounts owed by the Company to Entravision at the time the corresponding payment request took place in accordance with Clause 6.3 above.
6.11
This First Demand Guarantee shall remain in force until the total fulfilment of the payment obligations guaranteed under it without the fact that Entravision makes a claim under this First Demand Guarantee restricting its right to further claims as long as it remains in force. Entravision shall retain all its rights and remedies against the Founders for the portion of the guaranteed obligations that have not been satisfied or indemnified by the execution of the First Demand Guarantee.

ARTICLE 7.
COVENANTS AND AGREEMENTS

7.1
Further Assurances. Each Party hereto shall and shall cause its Affiliates to execute and deliver such other documents, certificates, agreements, and other writings and to take such other actions as may be necessary or desirable in order to consummate or implement expeditiously the transactions contemplated by this Agreement and to carry out the intent and purposes of the transactions contemplated by this Agreement.

7.2
Publicity. The Parties shall cooperate in good faith to jointly prepare all press releases and public announcements pertaining to this Agreement and the transactions contemplated hereby and no Party shall issue or otherwise make any public announcement or communication pertaining to this Agreement or the transactions contemplated hereby without the prior written of the other Party, except as required by applicable Law or by the rules and regulations of, or pursuant to any agreement of a stock exchange or trading system, where in such cases, the Party required to make the announcement or communication shall provide in advance a summary of the content of such proposed communication in advance (no less than 4 Business Days). Without prejudice to the foregoing, Seller shall keep all confidential information obtained from the Company or the Founders secret, and they are obliged to treat as secret all information, data, reports or background information which they are aware of due to their position, which may not be disclosed to any third party or revealed when such disclosure could harm the interests of the Company. This obligation does not apply to those cases where the Laws allow their communication or disclosure to a third party or when so requested by the authorities, in which case the information will be provided in compliance with the legal provisions.

ARTICLE 8.
INDEMNIFICATION

8.1
Indemnification by the Seller and/or by the Founders. The Seller on one side and each of the Founders, on the other side, shall indemnify and hold harmless the Seller, in the case of the Buyers, or the Buyers in the case of the Seller, from and against any and all losses, liabilities, claims, damages, interest, penalties, fines, judgments, awards, settlements, Taxes, costs, fees, expenses (including, without limitation, reasonable attorneys’ fees) and disbursements but excluding indirect and/or consequential damages and loss of profit (lucro cesante) (collectively, “Losses”) based upon, arising out of or otherwise in respect of: (i) any inaccuracies in or any breach of any of their respective Representations and Warranties under this Agreement; (ii) any breach of any covenant or agreement of the any of them contained in this Agreement.

8.2
Certain rules applicable to the Seller and the Buyers Representations and Warranties. The only representations and warranties in respect of which the Seller and each of the Founders shall be subject to liability pursuant to the terms and subject to the conditions hereof are the ones set forth in Clauses 4 and 5, as applicable, and, with the exception of said representations and warranties, the Seller and the Founders do not make, and shall not be deemed to make or have made, any express or implied representation or warranty.

8.3
Survivability. The Seller Representations and Warranties and the Buyers Representations and Warranties contained in this Agreement will survive for the relevant statutory period.
ARTICLE 9.
WAIVER AND RELEASE

9.1
Waiver and release. The Parties agree to expressly waive, release and discharge each other and their respective officers, directors, employees, shareholders, successors assigns from any and all actions, causes of action, suits, claims, rights, damages, judgements or debts, in law or in equity, whether known or unknown, accrued or unaccrued, which they had, now have, may have, or may claim in the future against each other, relating to or in any way arising from the Transaction Documents.

9.2
No claims. Except for the rights and obligations created by this Agreement, each Party agrees not to initiate any legal actions or claims of any kind or nature against the other Parties which are based directly or indirectly upon facts, events, transactions or occurrences related to, alleged, embraced by or otherwise referred to or related to the Transaction Documents.

ARTICLE 10.
MISCELLANEOUS

10.1
Expenses and Taxes. Each of the Parties shall bear their respective expenses incurred (including legal advice) or to be incurred in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby and thereby. The duties and costs corresponding to the formalization of the Public Deed, shall be borne by the Buyers.

10.2
No Assignment. Neither this Agreement nor any right, interest or obligation under this Agreement may be assigned or delegated by any Party to this Agreement by operation of Law or otherwise without the prior written consent of the other Parties to this Agreement and any attempt to do so will be void, except that Entravision may assign and delegate any or all of its rights, interests and obligations under this Agreement, to any Affiliate as long as such Affiliate agrees in writing to be bound by all of the terms, conditions and provisions contained in this Agreement and Entravision remains as jointly and severally liable (responsable solidario) of all obligations herein.

The terms, conditions and provisions of this Agreement shall inure to the benefit of, and be binding upon, the respective successors, permitted assigns, heirs, executors and administrators of the parties to this Agreement.

10.3
Headings. The headings contained in this Agreement are included for purposes of convenience only, and do not affect the meaning or interpretation of this Agreement.

10.4
Entire Agreement. This Agreement, including all exhibits, annexes and schedules hereto and thereto, constitute the entire agreement of the Parties hereto with respect to the subject matter hereof and supersede all prior agreements, term sheets, letters of interest, correspondence (including e-mail) and undertakings, both written and oral, between the Company, the Buyers and the Seller with respect to the subject matter hereof.

10.5
Amendment. The Parties may cause this Agreement to be amended at any time by execution of an instrument in writing signed on behalf of each of them.

10.6
Extension; Waiver. Any Party hereto may, to the extent legally allowed, (a) extend the time for the performance of any of the obligations or other acts of the other Parties, (b) waive any breaches of any representations and warranties made to such Party herein or in any document delivered pursuant hereto, and (c) waive compliance with any of the agreements or conditions for the benefit of such Party contained herein. In addition, the Seller and the Buyers may (i) extend the time for the performance of any of the obligations or other acts of the other, (ii) waive any breaches of the representations and warranties made to the Buyers (in the case of a waiver by the Buyer) or made to the Seller (in the case of a waiver by the Seller) herein or in any document delivered pursuant hereto, and (iii) waive compliance with any of the agreements or conditions for the benefit of the Buyers (in the case of a waiver by the Buyers) or made to the Seller (in the case of a waiver by the Seller). Any agreement on the part of a party hereto to any such extension or waiver will be valid only if set forth in an instrument in writing signed on behalf of such party. Without limiting the generality or effect of the preceding sentence, no delay in exercising any right under this Agreement will constitute a waiver of such right, and no waiver of any breach or default will be deemed a waiver of any other breach or default of the same or any other provision in this Agreement.

10.7
Construction. In the event an ambiguity or question of intent or interpretation arises, then this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement. Unless otherwise indicated to the contrary herein by the context or use thereof: (a) any reference to any federal, state, local or foreign statute or Law will be deemed also to refer to all rules and regulations promulgated thereunder; (b) all references to the preamble, recitals, sections, articles, exhibits or schedules are to the preamble, recitals, sections, articles, exhibits or schedules of or to this Agreement; (c) the words “herein,” “hereto,” “hereof” and words of similar import refer to this Agreement as a whole and not to any particular section or paragraph hereof; (d) masculine gender shall also include the feminine and neutral genders, and vice versa; (e) words importing the singular shall also include the plural, and vice versa; and (f) “or” is used in the inclusive sense (and/or) and the words “include” and “including”, and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words “without limitation”.

10.8
Severability. If any provision of this Agreement or the application of any provision of this Agreement to any Party or circumstance is, to any extent, adjudged invalid or unenforceable, then the application of the remainder of such provision to such Party or circumstance, the application of such provision to other Parties or circumstances, and the application of the remainder of this Agreement shall not be affected thereby. The Parties shall negotiate to replace any provision of this Agreement adjudged invalid or unenforceable with another valid and enforceable provision that would implement the original intent of the Parties to the maximum extent permitted by applicable Law.

10.9
Notices. All notices and other communications required or permitted under this Agreement must be in writing and shall be deemed to have been duly given (a) when delivered in person, (b) upon written confirmation of successful transmission by electronic mail, (c) one Business Day after having been dispatched by an internationally recognized overnight courier service or (d) ten Business Days after being sent by registered or certified mail, return receipt requested, postage prepaid, to the appropriate party at the address or facsimile number specified below:

(i) If to the Buyers

Ikigai Mes, S.L.U.

To: Marc Elena Soler

Address: [____]

Email: [____]

Wustco, S.L.U.

To: Otto Christof Wust Acedo

Address: [____]

Email: [____]

(ii) If to the Company

Adsmurai S.L.

To: Christof Wust Acedo

Address: [____]

Email: [____]

Attn: General Counsel

RCD
Escoles Píes 102, 08017, Barcelona
Attention: Oscar Alegre
Email: [____]

(iii) If to the Seller

Entravision Communications Corporation
2425 Olympic Boulevard, Suite 6000 West
Santa Monica, CA 90404

Email: [____]

Attn: General Counsel

Jones Day
4655 Executive Drive, Suite 1500
San Diego, CA 92121-3134
Attention: Cameron Reese
Email: [____]

10.10
Third Party Beneficiaries. Each Party intends that this Agreement does not benefit or create any right or cause of action in or on behalf of any Person other than the Parties.

10.11
Governing Law. This Agreement shall be governed by and construed in accordance with Spanish common Law.

10.12
Jurisdiction. The Parties to this Agreement hereby irrevocably submit, expressly waiving any venue to which they may be entitled, to the jurisdiction of the Courts and Tribunals of the capital city of Barcelona for the hearing and resolution of any claim which may arise from the performance or interpretation of this Agreement.

10.13
Execution. This Agreement shall be executed and delivered in one counterpart, to be raised to the Public Deed on the date hereof.

[Signature Pages Follow]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed and delivered as of the day and year first above written.

SELLER:

ENTRAVISION COMMUNICATIONS CORPORATION

By: /s/ Carolina Naranjo Marcos

Name: Carolina Naranjo Marcos

Title: Attorney-in-Fact

COMPANY:

ADSMURAI, S.L.

By: /s/ Otto Wust

Name: Otto Wust

Title: Co-Founder

BUYERS:

IKIGAI MES, S.L.U.

By: /s/ Marc Elena Soler

Name: Marc Elena Soler

Title: Sole director

WUSTCO, S.L.U.

By: /s/ Otto Wust

Name: Otto Wust

Title: Sole director

Mr. Marc Elena Soler
By: /s/ Marc Elena Soler

Mr. Otto Christof Wust Acedo
By: /s/ Otto Christof Wust Acedo

Exhibit I

Ownership and Titles to EVC Shares

Shareholders	% of Share Capital	Shares	Shares numbering (all inclusive)	Title of Ownership
Entravision Communications Corporation	51.00%	488,282	421,053 to 447,928; 447,929 to 477,786; 477,787 to 517,597; 586,610 to 621,115, all inclusive	Notarial Deed formalising into public condition the Purchase Agreement granted on April 3rd, 2023, before the Notary Public of Barcelona, Mr. Emilio Roselló Carrión, under no. 1.283 of his records.
			621,116 to 634,686; 634,687 to 687,577; 803,937 to 840,479, all inclusive
			547,793 to 586,609; 687,578 to 793,358; 840,480 to 913,564; 920,873 to 957,415, all inclusive

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